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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER





We hereby consent to reference of our firm in the Annual Report on Form 10-K of Presidio Oil Company and its subsidiaries (the "Company") for the year ended December 31, 1994, and the incorporation by reference thereof into the Company's Registration Statement on Form S-2 (No. 33-32202), Form S-8 (No. 33-6661), Form S-8 (No. 33-20496), Form S-3 (No. 33-37747), Form S-8 (No.
33-38620), Form S-3 (No. 33-34350) and Form S-8 (No. 33-44909).

                                                  Very truly yours,

                                                  HUDDLESTON & CO., INC.



                                                  By:  /s/ Peter D. Huddleston
                                                  ------------------------------
                                                  Peter D. Huddleston


March 23, 1995